COPY

AMENDMENT AND EXTENSION OF PURCHASE AND SALE AGREEMENT

WHEREAS by Instrument dated November 30, 2006, **Gary Owen, President and Sole Proprietor of Oilman Rig and Equipment, Inc.**, a Texas Corporation, and **Michael Tuohy, President and Sole Proprietor of Braspro, LLC**, a Texas Limited Liability Company, and **Richard Williamson** as SELLERS made, executed and delivered unto **Maxim TEP, Inc.**, a Texas Corporation, hereinafter referred to as BUYER, a Purchase and Sale Agreement covering properties identified as oil and gas leasehold and mineral right interests and working interest royalties, "Mineral Interests" on various properties located on 720 acres, more or less, in Township 16 South, Range 28 West, Section 33: E/2, E/2 W/2 Section 34: NW/4, W/2 SW/4, Miller County, Arkansas, in the oil and gas field known as the Days Creek Field in Miller County, Arkansas, and listed in Exhibit "B" "The Description of Lands", and

WHEREAS, pursuant to the Convertible Promissory Note identified as Exhibit "F" to said Purchase and Sale Agreement full payment was due the SELLERS on or before October 31, 2007, and

WHEREAS Paragraph A. to the Convertible Promissory Note identified as Exhibit "F" to said Purchase and Sale Agreement, reads as follows:

A. "Upon maturity and in lieu of all or a portion of the outstanding Principal Amount of this Note, Lender may convert this Note, in whole or in part (the "Conversion Right"), into the number of shares of the Common Stock, $.00001 par value per share, (place holder) of the Borrower as is determined by dividing the principal value per share, (place holder) of the Borrower as is determined by dividing the principal amount of the Note to be converted by One Dollar and Fifty Cents ($1.50) ..." is now amended to reflect Seventy Five Cents ($0.75) in lieu of said One Dollar and Fifty Cents ($1.50).

WHEREAS, SELLERS and BUYER have entered into this Amendment and Extension of Purchase and Sale Agreement evidenced by their signatures below.

NOW THEREFORE, the undersigned for themselves, their heirs, executors, administrators, and assigns, for and in consideration of TEN and 00/100 DOLLARS ($10.00) and other good and valuable consideration paid to the SELLERS, the receipt and sufficiency of which hereby is acknowledged, do hereby agree to the following:

SELLERS agree to accept **$100,000.00 in penalty each, to be paid to SELLERS as follows:**

Feburary 29, 2008	**$50,000.00**
March 31, 2008	**$50,000.00**

with a thirty (30) day extension of the principal sum of **$6,000.000.00 ($2,000,000.00 each) with 10% interest due and payable on or before March 31, 2008.**

Buyer and Seller agree that in the event of conversion pursuant to Paragraph A of said Exhibit "F", the principal amount of the Note to be converted shall be reduced by Seventy Five Cents ($0.75) per share for all shares issuable pursuant to each such conversion, with the total shares issuable on full conversion of the Principal Amount of $2,000,000 for each of the three (3) Notes being equal to Two Million, Six Hundred Sixty Six Thousand Six Hundred Sixty Six (2,666,666) shares of common stock of the Borrower. If the full Principal Amount is not converted, then the amount of Stock issued by conversion will be equal to the portion of the Principal Amount converted by the Lender divided by Seventy Five Cents ($0.75) and will be rounded down to the nearest share of common stock so as not to include any fraction of a share of stock.

Buyer agrees to pay the additional payment as defined herein to each of the Sellers on or

before the dates stated herein without delay or grace period and the full amount as described herein. Any payment not received on the Due Date will constitute an "Event of Default" as defined in the Convertible Promissory Note.

Except as amended and extended by the terms of this Agreement, the above described Purchase and Sale Agreement shall remain in full force and effect and the SELLERS have and do adopt, ratify, and confirm said Agreement as amended and extended by this Agreement.

I, **Helen Marie Williamson**, hereby release all my interest and rights including but not limited to all of my dower rights, homestead rights and other rights or any and all claims that I may have in the past, future or present to the Lands, Mineral Interests and Acquired Interests described herein under the Laws of the State of Arkansas or any other legal jurisdiction with reference t the Lands, Mineral Interests, Acquired Interests and Property as described this Extension of Purchase and Sale Agreement.

IN WITNESS WHEREOF, the undersigned hereby duly execute this Agreement in counterparts on ________________ with and Effective Date as defined above of ____________.

SELLERS:

Oilman Rig & Equipment, Inc.
A Texas Corporation

Gary D. Owen
Gary D. Owen, President

IN WITNESS WHEREOF, the undersigned hereby duly execute this Agreement in counterparts on Feb. 20th 2008 with and Effective Date as defined above of __________.

SELLERS:

Braspro, LLC
A Texas Corporation

Michael E. Tuohy, President

IN WITNESS WHEREOF, the undersigned hereby duly execute this Agreement in counterparts on March 12, 2008 with and Effective Date as defined above of ____________.

SELLERS:

Kaye Cheatham

KAYE CHEATHAM
Lafayette County
My Commission Expires
February 17, 2014

Richard Williamson
Richard Williamson

Helen Marie Williamson
Helen Marie Williamson

State of Arkansas
County of Lafayette

On this the 12th day of March, 2008, before me, Kaye Cheatham, the undersigned notary, personally appeared Helen Marie Williamson and Richard Williamson known to me to be the person(s) whose name (s) subscribed to the within instrument and acknowledged that they executed the same for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

Kaye Cheatham
Notary Public

My Commission expires: February 17, 2014

IN WITNESS WHEREOF, the undersigned hereby duly execute this Agreement in counterparts on 3/12/08 with and Effective Date as defined above of 2/28/08.

BUYER:

Maxim, TEP, Inc.
A Texas Corporation

By: [signature]